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                                                                  EXHIBIT 10.25

                        INDEPENDENT CONTRACTOR AGREEMENT


         NextCard, Inc., a California corporation (the "Company"), and Bruce Rigione(1) ("Contractor"), agree as follows:

         1. Engagement; Scope of Work. The Company hereby engages Contractor to provide certain services commencing on ________ __, 1999. The services to be performed by Contractor will consist of a series of discrete mutually agreed upon projects associated with securitization, international opportunities and other areas related to the Company's business. Deliverables associated with each project will be as mutually determined by the parties. Contractor will provide such services in a first class and professional manner. Contractor agrees to make his services available to the Company during the period of engagement on a full-time and exclusive basis, and will not take on any other assignments or provide employment services during such period.

        2. Compensation. As compensation in full for the services to be performed on behalf of the Company under this Agreement, and for the other obligations of Contractor arising hereunder, the Company will pay Contractor $15,000 per month. Contractor will perform the services at his own offices (subject to required meetings at the Company), using his own resources, and will bear all of his expenses in accomplishing the services, including any applicable sales or use taxes, except that the Company will reimburse Contractor for reasonable out-of-pocket costs associated with travel requested by the Company.(2)

        3. Independent Contractor Status. It is expressly agreed and understood that Contractor is performing services under this Agreement as an independent contractor for the Company and Contractor is neither an employee nor an agent of the Company. Contractor will have sole control over the detailed method of performance of the services, the manner and method of performing same being under the sole control and discretion of Contractor, and the Company's only interest being in the results of such services. The Company's liability hereunder will be limited to payment of the compensation provided in this Agreement. Contractor agrees to pay all applicable taxes (including unemployment insurance and old age benefits) which may arise as a result of this Agreement. Contractor will have no authority to act, to make any representation, to enter into any contract or commitment or to incur any liability on behalf of the Company.

      4. Proprietary Information and Inventions. As a material inducement for the Company to enter into this Agreement, and as part of the compensation to be paid to Contractor hereunder, Contractor will enter into the Company's Proprietary Information and Inventions Agreement for Independent Contractors in the form attached as EXHIBIT A (the "Proprietary Rights Agreement") before performing any of the services and before payment of any compensation under this Agreement. The Proprietary Rights Agreement will govern information supplied to Contractor by the Company in connection with Contractor's engagement by the Company, along with the ownership of inventions resulting from Contractor's services. All deliverables hereunder, and all work papers associated therewith, will be owned exclusively by the Company.

         5. Assignment. The services provided by Contractor hereunder are in the nature of personal services. Accordingly, without the Company's prior written consent, Contractor may not

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1 Does Bruce provide services personally or through an entity?

2 Are any other costs to be reimbursed? Any need to specify class of travel, etc.?


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assign to or subcontract with any person or entity, this Agreement or any right or obligation hereunder.

        6. Termination. Either party hereto may terminate this agreement at any time upon thirty days prior written notice. Either party will have the right to terminate this Agreement immediately in the event of a material breach by the other party. All accrued payment obligations, indemnities and obligations under Exhibit A will survive any termination.

        7. Indemnification. Contractor will defend, indemnify and hold harmless the Company, its officers, directors and employees against all liability, loss, cost or expense associated with any claims, suits, actions, or demands of any nature and description by reason of damage or injury (including death) to any person or property caused by Contractor's negligence, breach of this Agreement or performance of services hereunder.

        8. General. This Agreement represents the entire understanding of the parties hereto and supersedes all prior written or oral agreements with respect to the subject matter hereof. This Agreement may be amended only in a writing signed by both parties. This Agreement will be governed by and interpreted in accordance with the laws of the State of California governing a contract made and wholly performed within California. Each party hereto consents to the jurisdiction of the San Francisco Superior Court and to the federal courts sitting in San Francisco, California. This Agreement may be executed in counterparts.


The parties have executed this Agreement as of __________ __, 1999.


NextCard, Inc.:                         Contractor:

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By:

Title:                                  SSN#
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